Chang Lee LLP
Chartered Accountants

505 - 815 Hornby Street
Vancouver, B.C, V6Z 2E6
Tel: 604-687-3776
Fax: 604-688-3373
E-mail: info@changleellp.com

Exhibit 16.1

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: ATM Financial Corp.

This letter will confirm that we reviewed Item 4.01 of the Company's Form 8-K dated March 24, 2008, captioned "Changes in Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to Chang Lee LLP (formerly Vellmer & Chang).

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

/s/ CHANG LEE LLP
CHARTERED ACCOUNTANTS

Vancouver, Canada

March 25, 2008